Fortis Announces Unanticipated Reception From Acquisition Candidates

ALTAMONTE SPRINGS, Fla., Aug 18, 2003 (BUSINESS WIRE) -- Fortis Enterprises (OTCBB: FRTE) announced today that it has received an unanticipated reception to the Company's recent efforts to identify potential acquisition candidates. Company management recently focused efforts on contacting cleaning and restoration companies in Florida, Texas and Georgia. The level of positive replies by both telephone and returned emails was above management's expectations.

Additional meetings have been scheduled with selected companies that expressed interest in Fortis Enterprises' proposed roll-up strategy. FRTE's management is conducting cursory reviews of prospective acquisition candidates, as a means of judging which candidates will be pursued for potential acquisition.

Stephen W. Carnes, CEO of Fortis Enterprises stated, "The response to our recent effort was so positive that I believe it will be in the Company's best interest to identify quality outside consultants to bring on board in order to shorten the ramp-up time in evaluating the companies with whom we've been in contact. I am very pleased with the initial discussions that we have had with a number of acquisition candidates and I am hopeful that our continued discussions with these companies will afford us with beneficial opportunities."

Carnes additionally stated, "From the responses we are receiving, it appears as though we've struck a cord in an industry that is ripe for potential consolidation. It seems that many of the smaller and mid-sized companies are somewhat stuck, for lack of a better term, in terms of revenue growth. As a general rule of thumb, most of these companies receive payments 60 to 90 days after they have completed work and as such many companies can't afford to bid on larger jobs which often times are the most profitable in the industry. I believe that with the execution of a couple of key acquisitions we can leverage our status as a public company by gaining access to the necessary capital that will enable us to bid on larger contracts."

About Fortis Enterprises -- Fortis Enterprises is a publicly traded company on the Over-the-Counter Bulletin Board under the symbol FRTE. The Company is presently a development stage company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. More information is available about Fortis Enterprises at http://www.fortisenterprises.com

For up to date corporate information about Fortis Enterprises, contact Stephen W. Carnes at 407-435-3959. E-mail: info@fortisenterprises.com

This press release contains certain "forward-looking" statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company's ability to consummate an acquisition, the Company's access to future capital, the successful integration of acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors that may be identified from time to time in the Company's public announcements.

SOURCE: Fortis Enterprises

CONTACT:         Fortis Enterprises, Altamonte Springs

                            Stephen W. Carnes, 407-435-3959

                            info@fortisenterprises.com